Articles of Amendment
to
Articles of Incorporation
of

GOLDEN DRAGON HOLDINGS, INC. ____________________________________
(Name of corporation as currently filed with the Florida Dept. of State)

V36694_______________________________________________________________
(Document number of corporation (if known)

Pursuant to the provisions of section 607.I1006. Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

N/A_________________________________________________________________________
(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”)
(A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

THE CORPORATION IS AMENDING SECTION 5.2- COMMON STOCK’ AS FOLLOWS:

THE COMPANY SHALL BE AUTHORIZED TO ISSUE 200,000,000 SHARES OF COMMON

STOCK. ALL OTHER PROVISIONS OF SECTION 5.2, INCLUDING DIVIDEND AND_______

VOTING FEATURES, REMAIN THE SAME.________________________________________

 ___________________________________________________________________________
                (Attached additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

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